SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2009 (August 4, 2009)

NETWORK 1 FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation)		No.)

2 Bridge Avenue, 4th Floor	07701
Red Bank, NJ	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 758-9001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

     On August 4, 2009, Marcum LLP (formerly known as Marcum & Kliegman LLP) (“Marcum”) was dismissed as the independent registered public accountants of Network 1 Financial Group, Inc. (the “Registrant”), effective as of August 4, 2009. The decision to change accountants was approved by the Registrant’s Board of Directors.

     The report of Marcum on the Registrant’s financial statements for the years ended June 30, 2008 and 2007 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Registrant’s fiscal years ended June 30, 2008 and 2007 and the subsequent interim periods preceding the resignation, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

     During the fiscal years ended June 30, 2008 and 2007 and the subsequent interim periods, there have been no reportable events as described in Item 304(a)(1)(iv) of Regulation S-K.

     The Registrant requested that Marcum furnish it with a letter addressed to the Commission confirming its dismissal and stating whether or not it agrees with the Registrant’s statements in this Form 8-K. A copy of such letter, dated August 5, 2009, is attached as Exhibit 16.1 to this Report.

     On August 5, 2009, RBSM LLP (“RBSM”) was engaged as the Registrant’s new independent registered public accountants. During the two most recent fiscal years and the interim periods preceding the engagement of RBSM, the Registrant has not consulted with RBSM regarding the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Registrant’s financial statements.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

No.	Description
16.1	Letter from Marcum LLP to the Company, dated August 5, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2009

NETWORK 1 FINANCIAL GROUP, INC.

By /s/ Michael S. Rakusin
Michael S. Rakusin
Chief Financial Officer

EXHIBIT INDEX

No.	Description
16.1	Letter from Marcum LLP to the Company, dated August 5, 2009